PRICING SUPPLEMENT Dated January 28, 2026 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-283672 (To Prospectus dated February 6, 2025 and Product Supplement dated February 6, 2025)

UBS AG $5,960,000 Trigger Autocallable GEARS

Linked to an Equally-Weighted Basket of Selected Equities due January 30, 2031

Investment Description

UBS AG Trigger Autocallable GEARS (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to an equally-weighted basket (the “underlying basket”) consisting of 18 selected equity securities (each, a “basket asset”, together the “basket assets”) as specified herein under “Underlying Basket”. UBS will automatically call the Securities (an “automatic call”) if the closing level of the underlying basket (the “basket closing level”) on the observation date is equal to or greater than the autocall barrier, which is a level of the underlying basket equal to a percentage of the initial basket level, as indicated below. If the Securities are subject to an automatic call, on the call settlement date UBS will pay a cash payment per Security equal to the “call price”, which is equal to the principal amount plus a percentage return based on the call return rate, and no further payments will be owed to you under the Securities. If the Securities are not subject to an automatic call, the amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the initial basket level to the final basket level (the “basket return”) and whether the basket closing level on the final valuation date (the “final basket level”) is less than the downside threshold. If the Securities are not subject to an automatic call and the basket return is positive, at maturity UBS will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the basket return multiplied by the upside gearing. If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a cash payment per Security equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss of your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose a significant portion or all of your initial investment. Higher call return rates are generally associated with a greater risk of loss and a greater risk that the Securities will not be subject to an automatic call. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amount owed to you under the Securities and you could lose all of your initial investment.

Features

❑

Automatic Call Feature — UBS will automatically call the Securities if the basket closing level is equal to or greater than the autocall barrier on the observation date. If the Securities are subject to an automatic call, UBS will pay on the call settlement date a cash payment per Security equal to the call price. Following an automatic call, no further payments will be owed to you under the Securities.

❑

Enhanced Exposure to Positive Basket Return — If the Securities are not subject to an automatic call, at maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing.

❑

Contingent Repayment of Principal Amount at Maturity with Potential for Full Downside Market Exposure — If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a cash payment per Security equal to the principal amount. If, however, the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss of your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Trade Date*	January 28, 2026
Settlement Date*	January 30, 2026
Observation Date**	February 4, 2027
Final Valuation Date**	January 28, 2031
Maturity Date**	January 30, 2031
*

We expect to deliver the Securities against payment on the second business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to one business day before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in two business days (T+2), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

**	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 5 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

Information about the underlying basket and the basket assets is specified under “Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Basket	Basket Weighting	Call Return Rate*	Upside Gearing	Initial Basket Level	Downside Threshold	Autocall Barrier	CUSIP	ISIN
An Equally-Weighted Basket of 18 Selected Equities (see page 3 for further details)	Equally Weighted (see page 3 for further details)	11.00%	1.50	100.00	75.00, which is 75.00% of the Initial Basket Level	100.00, which is 100.00% of the Initial Basket Level	90304W152	US90304W1523

* The call return is based on the call return rate and is applicable only if the Securities are automatically called.

The estimated initial value of the Securities as of the trade date is $9.654. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 6 herein.

See “Additional Information About UBS and the Securities” on page ii. The Securities will have the terms set forth in the accompanying product supplement relating to the Securities, dated February 6, 2025, the accompanying prospectus dated February 6, 2025 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public	Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Equally-Weighted Basket of Selected Equities	$5,960,000.00	$10.00	$149,000.00	$0.25	$5,811,000.00	$9.75
UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. You should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the Securities. You may obtain these documents without cost from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Market-Linked Securities product supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

♦Prospectus dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to the “Trigger Autocallable GEARS” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “accompanying product supplement” or “Market-Linked Securities product supplement” mean the UBS product supplement, dated February 6, 2025 and references to the “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated February 6, 2025.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.

♦You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as that of an investment in the underlying basket and the basket assets.

♦    You believe that the basket closing level of the underlying basket will be equal to or greater than the autocall barrier on the observation date or that the Securities will not be subject to an automatic call and that the level of the underlying basket will appreciate over the term of the Securities.

♦You are willing to invest in the Securities based on the upside gearing specified on the cover hereof.

♦You are willing to invest in the Securities based on the autocall barrier, call return rate and downside threshold specified on the cover hereof.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket and basket assets.

♦You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets.

♦You are willing to invest in Securities that may be subject to an automatic call and are otherwise willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You understand and are willing to accept the risks associated with the underlying basket and the basket assets.

♦You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.

♦You cannot tolerate a loss of a significant portion or all of your initial investment or are not willing to make an investment that may have the same downside market risk as that of an investment in the underlying basket or basket assets.

♦    You believe that the level of the underlying basket will decline during the term of the Securities and that the basket closing level of the underlying basket is likely to be less than the autocall barrier on the observation date or that the final basket level is likely to be less than the downside threshold.

♦You are unwilling to invest in the Securities based on the upside gearing specified on the cover hereof.

♦You are unwilling to invest in the Securities based on the autocall barrier, call return rate or downside threshold specified on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level(s) of the underlying basket or basket assets.

♦You seek current income from your investment or prefer to receive any dividends paid on the basket assets.

♦You are unable or unwilling to hold Securities that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦You do not understand or are unwilling to accept the risks associated with the underlying basket or the basket assets.

♦You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review carefully the “Key Risks” section herein for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 5 years, unless subject to an automatic call.
Upside Gearing	1.50
Automatic Call Feature

UBS will automatically call the Securities if the basket closing level of the underlying basket on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, on the call settlement date UBS will pay a cash payment per Security equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Call Return Rate	11.00%
Call Return	The call return is based upon the call return rate. See “Call Price” below.
Call Price

The call price equals the principal amount per Security plus the call return.

The table below reflects the call return rate of 11.00%.

Observation Date(1)

Call Settlement Date(2)

Call Return

Call Price (per Security)

February 4, 2027

February 8, 2027

11.00%

$11.10

Payment at Maturity (per Security)

If the Securities are not subject to an automatic call and the basket return is positive, UBS will pay you a cash payment equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you a cash payment equal to:

$10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you a cash payment that is less than the principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	100.00
Final Basket Level	The basket closing level on the final valuation date, as determined by the calculation agent
Autocall Barrier(3)	A specified level of the underlying basket, equal to a percentage of the initial basket level, as specified on the cover hereof.
Downside Threshold(3)	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as specified on the cover hereof.
Basket Closing Level

The basket closing level on the observation date or final valuation date, as applicable, will be calculated as follows:

100 × [1 + (the sum of each basket asset return multiplied by its basket weighting)]

Basket Asset Return	With respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level(3)	With respect to each basket asset, the closing level for such basket asset on the observation date or final valuation date, as the case may be.

(1) Subject to the market disruption event provisions set forth in the accompanying product supplement.

(2) Two business days following the relevant observation date. If you are able to sell your Securities in the secondary market on the observation date, the purchaser of the Securities will be deemed to be the record holder on the related record date and therefore you will not be entitled to any payment as attributable to the observation date.

(3) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Underlying Basket

The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and initial asset levels.

Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
Constellation Energy Corporation	CEG	1/18	$287.95
Emerson Electric Co.	EMR	1/18	$148.42
EQT Corporation	EQT	1/18	$55.96
Eaton Corporation plc	ETN	1/18	$347.32
Entergy Corporation	ETR	1/18	$96.48
Expand Energy Corporation	EXE	1/18	$109.66
Freeport-McMoRan Inc.	FCX	1/18	$63.63
Honeywell International Inc.	HON	1/18	$216.64
Johnson Controls International plc	JCI	1/18	$116.74
Linde plc	LIN	1/18	$451.50
Martin Marietta Materials, Inc.	MLM	1/18	$650.23
NextEra Energy, Inc.	NEE	1/18	$87.57
nVent Electric plc	NVT	1/18	$114.15
Quanta Services, Inc.	PWR	1/18	$481.28
Solstice Advanced Materials Inc.	SOLS	1/18	$65.57
Vertiv Holdings Co	VRT	1/18	$193.76
Vistra Corp.	VST	1/18	$165.64
Xcel Energy Inc.	XEL	1/18	$76.01
(1)	With respect to each basket asset, the closing level for such basket asset on the trade date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Investment Timeline

Trade Date	The initial asset level of each basket asset is observed and the initial basket level and the final terms of the Securities are set.

Observation Date

The Securities will be subject to an automatic call if the basket closing level of the underlying basket on the observation date is equal to or greater than the autocall barrier.

If the Securities are subject to an automatic call, on the call settlement date UBS will pay a cash payment per Security equal to the call price. Following an automatic call, no further payments will be made on the Securities.

Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the Securities are not subject to an automatic call and the basket return is positive, UBS will pay you a cash payment per Security equal to:

$10 × (1 + Basket Return × Upside Gearing)

If the Securities are not subject to an automatic call, the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you a cash payment per Security equal to:

$10

If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you a cash payment per Security that is less than the principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. If the Securities are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to a hypothetical investment in the underlying basket. Some of the key risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

♦The contingent repayment of principal applies only if you hold your Securities to an automatic call or maturity — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying basket at such time is equal to or greater than the downside threshold.

♦The call return and upside gearing apply only upon an automatic call and at maturity, respectively — You should be willing to hold your Securities to an automatic call or maturity. If you are able to sell your Securities prior to an automatic call or maturity in the secondary market, the price you receive will likely not reflect the full economic value of the call return and/or upside gearing, and the percentage return you realize may be less than the call return and/or then-current basket return multiplied by the upside gearing, even if such return is positive. You can receive the full benefit of the payment upon an automatic call or the payment at maturity only if you hold your Securities to an automatic call or maturity, respectively.

♦No interest payments — UBS will not pay any interest with respect to the Securities.

♦If the Securities are subject to an automatic call, your potential return on the Securities will be limited to the call return and you will not participate in any appreciation of the underlying basket — The Securities will be subject to an automatic call if the basket closing level of the underlying basket is equal to or greater than the autocall barrier on the observation date. If the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying basket, and you will not participate in any appreciation in the underlying basket from its initial basket level and you will not benefit from the upside gearing. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in the underlying basket or basket assets.

♦A higher call return rate or lower downside threshold may reflect greater expected volatility of the underlying basket, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Securities, including the call return rate and downside threshold, are based, in part, on the expected volatility of the underlying basket at the time the terms of the Securities are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying basket. The greater the expected volatility of the underlying basket as of the trade date, the greater the expectation is as of that date that the final basket level could be less than the downside threshold and, as a consequence, indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher call return rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower downside threshold than those terms on otherwise comparable securities. Therefore, a relatively higher call return rate may indicate an increased risk of loss. However, the underlying basket’s volatility can change significantly over the term of the Securities, and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose a significant portion or all of your initial investment.

♦Reinvestment risk — The Securities will be subject to an automatic call if the basket closing level of the underlying basket is equal to or greater than the autocall barrier on the observation date. Therefore, the term of your investment may be limited. In the event that the Securities are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable call return rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.

♦Owning the Securities is not the same as owning the basket assets — The return on your Securities may not reflect the return you would realize if you actually owned the basket assets. For instance, if the Securities are subject to an automatic call, the return potential of the Securities will be limited to the pre-specified call return regardless of any appreciation of the underlying basket, and you will not participate in any such appreciation from its initial basket level. In addition, as an owner of the Securities, you will not receive or be entitled to receive any dividend payments or other distributions on the basket assets during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. Similarly, you will not have voting rights or any other rights of a holder of the basket assets.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the weighted performance of the basket assets) which, in turn, is linked to the performance of the basket assets and their issuers (each a “basket asset issuer”). The level of the basket assets (and, therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to that basket asset and the basket asset issuers, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Securities, should conduct your own investigation into the basket asset issuers and the basket assets for your Securities. For additional information regarding the basket asset issuers, please see “Information About the Basket and the Basket Assets” in this document and the basket asset issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable basket asset issuer with the SEC.

♦Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the level of a basket asset increases, the level of another basket asset may not increase as much, or may even decline. Therefore, in calculating the underlying basket’s performance, an increase in the level of one basket asset may be moderated, wholly offset or reversed by a lesser increase, or by a decline, in the level of another basket asset. Further, high correlation of movements in the levels of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and return on, your Securities.

♦There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying basket will rise or fall. There can be no assurance that the basket closing level will be equal to or greater than the autocall barrier on the observation date or, if the Securities are not subject to an automatic call, that the final basket level will be equal to or greater than the initial basket level or downside threshold. In addition, even if the Securities are not subject to an automatic call and the final basket level is equal to or greater than the initial basket level, the percentage return you receive at maturity may be less than the call return you would have otherwise received if the Securities were subject to an automatic call. The performance of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket assets and the basket asset issuers. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing a significant portion or all of your initial investment in the Securities.

♦There is no affiliation between any basket asset issuer and UBS, and UBS is not responsible for any disclosure by any such issuer — We are not affiliated with any basket asset issuer. We and our affiliates may currently, or from time to time in the future engage in business with one or more basket asset issuer. However, we are not affiliated with any such issuer and are not responsible for any such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into each basket asset and basket asset issuer. No basket asset issuer is involved in the Securities offered hereby in any way or has any obligation of any sort with respect to your Securities. No basket asset issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the market value of, and return on, your Securities.

♦Risks associated with non-U.S. companies — The Securities are subject to risks associated with non-U.S. companies because at least one basket asset issuer is incorporated in a country other than the U.S. An investment in securities linked directly or indirectly to a non-U.S. company, such as the Securities involves risks associated with the home country of each such non-U.S. company. The levels of each such basket asset, and, therefore, the basket, may be affected by political, economic, financial and social factors in the home country of each such basket asset issuer, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦Risks associated with non-U.S. markets — An investment in securities linked directly or indirectly to the value of non-U.S. equity securities, such as the Securities, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to a basket asset, the calculation agent may take the actions described in the accompanying product supplement under “General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

♦Limited trading history — Certain of the basket assets only recently commenced trading on its current primary exchange and, therefore, has limited historical performance. Because such basket asset has a limited trading history, your investment linked to such basket asset may involve greater risks than an investment linked to the common stock of a company with a more established record of performance. For additional information about the basket assets see the section “Information About the Underlying Basket and the Basket Assets” herein. Past performance of a basket asset should not be considered indicative of future performance of such basket asset.

Estimated Value Considerations

♦The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the basket assets, any expected dividends on the basket assets, the correlation among the basket assets, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦The estimated initial value is a theoretical price; the actual price at which you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Basket and Basket Assets — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the levels of the basket assets; the volatility of the basket assets; any expected dividends on the basket assets; the correlation among the basket assets; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “—Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflicts of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Following certain events, the calculation agent can make adjustments to a basket asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities — Following certain events affecting a basket asset, the calculation agent may make adjustments to its initial asset level and/or final asset level, as applicable, and any other term of the Securities and, in some instances, may replace such basket asset. However, the calculation agent will not make an adjustment in response to every event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the Securities resulting solely from any such event to achieve an equitable result. Following certain events relating to a basket asset issuer, such as a reorganization event or a delisting or suspension of trading, the return on the Securities may be based on the equity security of a successor to such basket asset issuer in combination with any cash or any other assets distributed to holders of such basket asset, if applicable, or on the common stock issued by another company. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

♦Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any basket asset, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any basket asset, as applicable, may adversely affect the performance of the basket assets and, therefore, the level of the underlying basket and the market value of, and return on, the Securities.

♦Potential conflicts of interest — UBS and its affiliates may engage in business with any basket asset issuer, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the Securities are subject to an automatic call and the payment at maturity, if any, of the Securities based on observed levels of the basket assets on the observation date or the final valuation date, as applicable. The calculation agent can postpone the determination of the terms of the Securities if a market disruption event occurs or is continuing on the trade date, the observation date or the final valuation date. As UBS determines the economic terms of the Securities, including the call return rate, autocall barrier, downside threshold, and upside gearing, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and return on, the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket.

Risks Relating to General Credit Characteristics

♦Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

♦If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. Prior to any debt-to-equity swap or write-off with respect to any Securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the Securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the Securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms are indicated on the cover hereof.

The examples and table below illustrate the payment upon an automatic call or at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	Approximately 5 years
Observation Date:	Approximately 53 weeks after the trade date
Initial Basket Level:	100.00
Autocall Barrier	100.00 (which is equal to 100.00% of the initial basket level)
Downside Threshold:	75.00 (which is equal to 75.00% of the initial basket level)
Call Return Rate:	11.00%
Upside Gearing:	1.30
Range of Basket Return:	-100% to 40%

Example 1: The Basket Closing Level is equal to or greater than the Autocall Barrier on the Observation Date.

Date	Basket Closing Level	Payment (per Security)
Observation Date	115.00 (equal to or greater than Autocall Barrier)	$11.10 (Call Price)
	Total Payment:	$11.10 (11.00% total return)

Because the Securities are subject to an automatic call on the observation date (which is approximately one year after the trade date), UBS will pay on the call settlement date a total of $11.10 per Security (reflecting your principal amount plus the call return), for a total return of 11.00% on the Securities. You will not receive any further payments on the Securities. Although the basket closing level of the underlying basket on the observation date appreciated by 15.00% from the initial basket level, because the Securities are subject to an automatic call, the total return on the Securities is limited to the call return of 11.00% and you will not participate in any appreciation in the basket closing level of the underlying basket from its initial basket level and you will not benefit from the upside gearing.

Example 2: The Securities are NOT subject to an Automatic Call and the Basket Return is positive.

Date	Basket Closing Level	Payment (per Security)
Observation Date	92.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	101.00 (equal to or greater than Initial Basket Level)	$10.00 × (1 + Basket Return × Upside Gearing) = $10.00 × (1 + 1.00% × 1.30) = $10.00 × 1.013 = $10.13 (Payment at Maturity)
	Total Payment:	$10.13 (1.30% total return)

Because the Securities are not subject to an automatic call and the basket return is positive, at maturity UBS will pay you a total of $10.13 per Security (reflecting your principal amount plus a return equal to the basket return multiplied by the upside gearing), for a total return of 1.30% on the Securities. Because the basket return multiplied by the upside gearing is less than the call return rate, your return is less than it would have been if the Securities were subject to an automatic call.

Example 3: The Securities are NOT subject to an Automatic Call, the Basket Return is negative and the Final Basket Level is equal to or greater than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	70.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	95.00 (less than Initial Basket Level; equal to or greater than Downside Threshold)	$10.00 (Payment at Maturity)
	Total Payment:	$10.00 (0.00% total return)

Because the Securities are not subject to an automatic call, the basket return is negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a total of $10.00 per Security (reflecting your principal amount), for a total return of 0.00% on the Securities.

Example 4: The Securities are NOT subject to an Automatic Call, the Basket Return is negative and the Final Basket Level is less than the Downside Threshold.

Date	Basket Closing Level	Payment (per Security)
Observation Date	92.00 (less than Autocall Barrier)	$0.00
Final Valuation Date	40.00 (less than Downside Threshold)	= $10.00 × (1 + Basket Return) = $10.00 × (1 + -60.00%) = $10.00 × 0.40 = $4.00 (Payment at Maturity)
	Total Payment:	$4.00 (60.00% loss)

Because the Securities are not subject to an automatic call, the basket return is negative and the final basket level is less than the downside threshold, at maturity UBS will pay you a total of $4.00 per Security, for a loss of 60.00% on the Securities.

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Hypothetical Payment at Maturity if the Securities are NOT Subject to an Automatic Call

Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return	Payment at Maturity	Security Total Return at Maturity
140.00	40.00%	$15.20	52.00%
130.00	30.00%	$13.90	39.00%
120.00	20.00%	$12.60	26.00%
110.00	10.00%	$11.30	13.00%
105.00	5.00%	$10.65	6.50%
100.00	0.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
80.00	-20.00%	$10.00	0.00%
75.00	-25.00%	$10.00	0.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
25.00	-75.00%	$2.50	-75.00%
0.00	-100.00%	$0.00	-100.00%

Investing in the Securities involves significant risks. If the Securities are not subject to an automatic call, you may lose a significant portion or all of your initial investment. Specifically, if the Securities are not subject to an automatic call and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amount owed to you under the Securities and you could lose all of your initial investment.

Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and basket assets is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying basket and basket assets. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket assets. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each of the basket assets and a hypothetical underlying basket. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the basket assets as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each basket asset issuer can be located by reference to its SEC file number provided below.

The Underlying Basket

Because the underlying basket is a newly created basket and its level began to be calculated on the trade date, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket level was set to 100.00 on the trade date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the underlying basket from October 20, 2025 through January 28, 2026, based on the daily closing levels of the basket assets, assuming the basket closing level was 100 on October 20, 2025. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

Basket Closing Level

108
106
104
102
100
98
96
94
92
90
Oct-2025
Nov-2025
Dec-2025
Jan-2026

Constellation Energy Corporation

According to publicly available information, Constellation Energy Corporation (“Constellation Energy”) is a producer of carbon-free energy and a supplier of energy products and services. Information filed by Constellation Energy with the SEC can be located by reference to its SEC file number: 001-41137, or its CIK Code: 0001868275. Constellation Energy’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CEG”.

Historical Information

The graph below illustrates the performance of the basket asset from January 19, 2022 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Emerson Electric Co.

According to publicly available information, Emerson Electric Co. (“Emerson”) is a manufacturing company with a portfolio of technology and engineering businesses in the industrial, commercial and consumer markets. Information filed by Emerson with the SEC can be located by reference to its SEC file number: 001-00278, or its CIK Code: 0000032604. Emerson’s common stock is listed on the New York Stock Exchange under the ticker symbol “EMR”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

EQT Corporation

According to publicly available information, EQT Corporation (“EQT”) is a natural gas production company. Information filed by EQT with the SEC can be located by reference to its SEC file number: 001-03551, or its CIK Code: 0000033213. EQT’s common stock is listed on the New York Stock Exchange under the ticker symbol “EQT”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Eaton Corporation plc

According to publicly available information, Eaton Corporation plc (“Eaton”) is a power management company that provides power management technologies and services. Information filed by Eaton with the SEC can be located by reference to its SEC file number: 000-54863, or its CIK Code: 0001551182. Eaton’s common stock is listed on the New York Stock Exchange under the ticker symbol “ETN”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Entergy Corporation

According to publicly available information, Entergy Corporation (“Entergy”) is an energy company primarily engaged in electric power production and retail distribution operations. Information filed by Entergy with the SEC can be located by reference to its SEC file number: 001-11299 or its CIK Code: 0000065984. Entergy’s common stock is listed on the New York Stock Exchange under the ticker symbol “ETR”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Expand Energy Corporation

According to publicly available information, Expand Energy Corporation ("Expand") is a natural gas producer, its operations include drilling, completion, and production. Prior to the completion of its merger with Southwestern Energy Company on October 1, 2024, Expand was known as Chesapeake Energy Corporation and traded under the ticker symbol “CHK”. Information filed by Expand with the SEC can be located by reference to its SEC file numbers: 001-13726, or its CIK Code: 0000895126. Expand’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “EXE”.

Historical Information

The graph below illustrates the performance of the basket asset from February 10, 2021 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Freeport-McMoRan Inc.

According to publicly available information, Freeport-McMoRan Inc. (“Freeport”) is a mining company that primarily produces copper. Information filed by Freeport with the SEC can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. Freeport’s common stock is listed on the New York Stock Exchange under the ticker symbol “FCX”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Honeywell International Inc.

According to publicly available information, Honeywell International Inc. (“Honeywell”) is a technology and manufacturing company that invents and commercializes technologies in aerospace, industrials, buildings automation and energy. In October 2025 Honeywell completed the spin-off of its wholly owned subsidiary Solstice Advanced Materials Inc. (“Solstice”) into an independent public company, with a distribution ratio of 1 share of Solstice common stock for every 4 shares of Honeywell common stock held. Information filed by Honeywell with the SEC can be located by reference to its SEC file number: 001-08974, or its CIK Code: 0000773840. Honeywell’s common stock is listed on the New York Stock Exchange under the ticker symbol “HON”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Johnson Controls International plc

According to publicly available information, Johnson Controls International plc (“Johnson”) is a technology company that creates intelligent buildings, energy solutions and integrated infrastructure. Information filed by Johnson with the SEC can be located by reference to its SEC file number: 001-13836, or its CIK Code: 0000833444. Johnson’s common stock is listed on the New York Stock Exchange under the ticker symbol “JCI”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Linde plc

According to publicly available information, Linde plc (“Linde”) is an industrial gases and engineering company which provides atmospheric gases and process gases. Information filed by Linde with the SEC can be located by reference to its SEC file number: 001-38730, or its CIK Code: 0001707925. Linde’s common stock is listed on the New York Stock Exchange under the ticker symbol “LIN”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Martin Marietta Materials, Inc.

According to publicly available information, Martin Marietta Materials, Inc. ("Martin Marietta") produces and supplies building materials including aggregates and magnesia-based products. Information filed by Martin Marietta with the SEC can be located by reference to its SEC file number: 001-12744 or its CIK Code: 0000916076. Martin Marietta's common stock is listed on the New York Stock Exchange under the ticker symbol “MLM”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

NextEra Energy, Inc.

According to publicly available information, NextEra Energy, Inc. (“NextEra”) is an electric power and energy infrastructure company. Information filed by NextEra with the SEC can be located by reference to its SEC file number: 001-08841, or its CIK Code: 0000753308. NextEra’s common stock is listed on the New York Stock Exchange under the ticker symbol “NEE”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

nVent Electric plc

According to publicly available information, nVent Electric plc (“nVent”) is a provider of systems protections and electrical connection solutions. Information filed by nVent with the SEC can be located by reference to its SEC file number: 001-38265, or its CIK Code: 0001720635. nVent's common stock is listed on the New York Stock Exchange under the ticker symbol “NVT”.

Historical Information

The graph below illustrates the performance of the basket asset from April 17, 2018 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Quanta Services, Inc.

According to publicly available information, Quanta Services, Inc. (“Quanta”) is an international service provider of comprehensive infrastructure solutions for the electric and gas utility, communications, pipeline and energy industries. Information filed by Quanta with the SEC can be located by reference to its SEC file number: 001-13831, or its CIK Code: 0001050915. Quanta’s common stock is listed on the New York Stock Exchange under the ticker symbol “PWR".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Solstice Advanced Materials Inc.

According to publicly available information, Solstice Advanced Materials Inc. (“Solstice”) is a specialty chemicals and advanced materials company and is the result of a spin-off from Honeywell International Inc. in October 2025. Information filed by Solstice with the SEC can be located by reference to its SEC file number: 001-42812, or its CIK Code: 0002064953. Solstice’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SOLS”.

Historical Information

The graph below illustrates the performance of the basket asset from October 20, 2025 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Vertiv Holdings Co

According to publicly available information, Vertiv Holdings Co (“Vertiv”) designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial customers. Information filed by Vertiv with the SEC can be located by reference to its SEC file number: 001-38518, or its CIK Code: 0001674101. Vertiv’s common stock is listed on the New York Stock Exchange under the ticker symbol “VRT”.

Historical Information

The graph below illustrates the performance of the basket asset from July 30, 2018 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Vistra Corp.

According to publicly available information, Vistra Corp. (“Vistra”) is an integrated retail electricity and power generation company. Information filed by Vistra with the SEC can be located by reference to its SEC file number: 001-38086, or its CIK Code: 0001692819. Vistra’s common stock is listed on the New York Stock Exchange under the ticker symbol “VST”.

Historical Information

The graph below illustrates the performance of the basket asset from October 4, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Xcel Energy Inc.

According to publicly available information, Xcel Energy Inc. (“Xcel”) is an electric and natural gas delivery company. Information filed by Xcel with the SEC can be located by reference to its SEC file number: 001-3034, or its CIK Code: 0000072903. Xcel’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “XEL”.

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2016 through January 28, 2026 based on the daily closing levels as reported by Bloomberg, without independent verification. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any basket asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any basket asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply to U.S. holders upon the taxable disposition of a Security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by any such entity and consult their tax advisors regarding the possible consequences to them in the event that any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket asset issuer would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any basket asset issuer as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Securities are not “delta-one” with respect to the underlying basket, the basket assets, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket, the basket assets or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying basket, the basket assets or the Securities. If you enter, or have entered, into other transactions in respect of the underlying basket, the basket assets or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the basket asset issuers).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliates’ customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 9 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition on Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on Sales to UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the Securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated November 20, 2025 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated December 6, 2024 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.